Exhibit 10(kk)

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (the “Agreement”), dated as of October 5, 2023 is made by K. HOV IP, II, INC., a California corporation (the “Grantor”) in favor of Wilmington Trust, National Association, as collateral agent (in such capacity, the “1.25 Lien Collateral Agent”) for the benefit of itself, the Secured Parties (as defined below) and Wilmington Trust, National Association, as Joint First Lien Collateral Agent (as defined below).

WHEREAS, K. Hovnanian Enterprises, Inc. (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”) and each of the other guarantors party thereto are, concurrently herewith, entering into the Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Issuer is issuing the 11.75% Senior Secured 1.25 Lien Notes due 2029 (the “Secured Notes”), upon the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of the Indenture, the 1.25 Lien Collateral Agent is entering into a joinder, dated as of the date hereof, to the First Lien Collateral Agency Agreement, dated as of October 31, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Agency Agreement”) pursuant to which Wilmington Trust, National Association will act as the joint collateral perfection agent and gratuitous bailee for the benefit of, and on behalf of the collateral agents party thereto and the holders of the Secured Notes, the Secured Notes (as defined in the 1.125 Lien Security Agreement), and certain other secured notes which may be issued from time to time in accordance with the Indenture and for the lenders and collateral agent under the Senior Credit Agreement (as defined below) (in such capacity, the “Joint First Lien Collateral Agent”) solely for the purpose of perfecting the Liens granted under the First Lien Collateral Documents (as defined in the First Lien Intercreditor Agreement (as defined below));

WHEREAS, the Issuer, Hovnanian and each of the other Guarantors party thereto have previously entered into the Credit Agreement, dated as of October 31, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Senior Credit Agreement”), with Wilmington Trust, National Association, in its capacities as administrative agent and as collateral agent (in such capacities, the “Senior Credit Agreement Administrative Agent”) and the lenders from time to time party thereto;

WHEREAS, concurrently with the execution of the Indenture, the 1.25 Lien Collateral Agent is entering into a joinder, dated as of the date hereof, to the First Lien Intercreditor Agreement, dated as of October 31, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Intercreditor Agreement”) among the Issuer, Hovnanian, the other Grantors party thereto, each First Lien Collateral Agent referenced therein and the Joint First Lien Collateral Agent;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and the Grantor;

WHEREAS, the Issuer and the Grantor are engaged in related businesses, and the Grantor will derive substantial direct and indirect benefit from the Secured Notes;

WHEREAS, pursuant to and under the Indenture and the Security Agreement dated as of the date hereof (the “Security Agreement”) among the Grantors party thereto (together with any other entity that may become a party thereto) and the 1.25 Lien Collateral Agent, the Grantor has agreed to enter into this Agreement in order to grant a security interest to the 1.25 Lien Collateral Agent in certain Intellectual Property as security for such loans and other obligations as more fully described herein; and

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.         Defined Terms. Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Security Agreement and (ii) the rules of construction set forth in Section 1.2 of the Indenture and the comparable provisions of any other applicable Noteholder Documents shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).

2.         To secure the full payment and performance of all Secured

Obligations, the Grantor hereby grants to the 1.25 Lien Collateral Agent a security interest in the entire right, title and interest of such Grantor in and to all of its Trademarks, including those set forth on Schedule A; provided, however, that notwithstanding any of the other provisions set forth in this Section 2 (and notwithstanding any recording of the 1.25 Lien Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions); provided, further, that no security interest shall be granted in any United States “intent-to-use” trademark or service mark applications unless and until acceptable evidence of use of the trademark or service mark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (U.S.C. 1051, et seq.), and to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark or service mark applications under applicable federal Law. After such period and after such evidence of use has been filed and accepted, the Grantor acknowledges that such interest in such trademark or service mark applications will become part of the Collateral. The 1.25 Lien Collateral Agent agrees that, at the Grantor’s reasonable request and expense, it will provide such Grantor confirmation that the assets described in this paragraph are in fact excluded from the Collateral during such limited period only upon receipt of an Officer’s Certificate or an Opinion of Counsel to that effect.

3.         The Grantor covenants and warrants that:

(a)         To the knowledge of the Grantor, on the date hereof, all material Intellectual Property owned by the Grantor is valid, subsisting and unexpired, has not been abandoned and does not, to the knowledge of the Grantor, infringe the intellectual property rights of any other Person;

(b)         The Grantor is the owner of each item of Intellectual Property listed on Schedule A, free and clear of any and all Liens or claims of others except for the Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except as permitted pursuant to this Agreement or as permitted by the Indenture and any other applicable Noteholder Documents;

4.         The Grantor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with the Grantor’s obligations under this Agreement, without the 1.25 Lien Collateral Agent’s prior written consent which shall not be unreasonably withheld except that the Grantor may license technology in the ordinary course of business without the 1.25 Lien Collateral Agent’s consent to suppliers and customers to facilitate the manufacture and use of the Grantor’s products.

5.         The 1.25 Lien Collateral Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Security Agreement and the Indenture and any other applicable Noteholder Documents, those allowed by applicable Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Intellectual Property may be located and, without limiting the generality of the foregoing, solely if an Event of Default has occurred and is continuing, the 1.25 Lien Collateral Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to the Grantor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the 1.25 Lien Collateral Agent shall designate by notice to the Grantor, the whole or from time to time any part of the Intellectual Property, or any interest which the Grantor may have therein and, after deducting from the proceeds of sale or other disposition of the Intellectual Property all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations as the 1.25 Lien Collateral Agent, in its sole discretion, shall determine. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to the Grantor. Notice of any sale or other disposition of the Intellectual Property shall be given to the Grantor at least ten (10) days before the time of any intended public or private sale or other disposition of the Intellectual Property is to be made, which the Grantor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, the 1.25 Lien Collateral Agent may, to the extent permissible under applicable Law, purchase the whole or any part of the Intellectual Property sold, free from any right of redemption on the part of the Grantor, which right is hereby waived and released. The 1.25 Lien Collateral Agent shall endeavor to provide the Grantor with notice at or about the time of the exercise of remedies in the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of such remedies or the 1.25 Lien Collateral Agent’s rights hereunder.

6.          All of 1.25 Lien Collateral Agent’s rights and remedies with respect to the Intellectual Property, whether established hereby, by the Security Agreement or by the Indenture or any other applicable Noteholder Documents or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently. In the event of any irreconcilable inconsistency in the terms of this Agreement and the Security Agreement, the Security Agreement shall control.

7.          The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

8.          The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that except as permitted by the Indenture and any other applicable Noteholder Documents, the Grantor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

9.          This Agreement and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York.

10.         The Grantor (i) hereby irrevocably submits to the nonexclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, or any successor to said court (hereinafter referred to as the “New York Courts”) for purposes of any suit, action or other proceeding which relates to this Agreement or any other Noteholder Document, (ii) to the extent permitted by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the New York Courts, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or any Noteholder Document may not be enforced in or by the New York Courts, (iii) hereby agrees not to seek, and hereby waives, any collateral review by any other court, which may be called upon to enforce the judgment of any of the New York Courts, of the merits of any such suit, action or proceeding or the jurisdiction of the New York Courts, and (iv) waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail addressed as provided in Section 13 hereof or at such other address of which the 1.25 Lien Collateral Agent shall have been notified pursuant thereto and service so made shall be deemed to be completed upon actual receipt thereof. Nothing herein shall limit any Secured Party’s right to bring any suit, action or other proceeding against the Grantor or any of any of the Grantor’s assets or to serve process on the Grantor by any means authorized by Law.

11.         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.         THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY A JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.         All notices, requests and demands to or upon the 1.25 Lien Collateral Agent or the Grantor shall be effected in the manner provided for in Section 13.3 of the Indenture and the related provisions of any other applicable Noteholder Documents.

14.         In the performance of its obligations, powers and rights hereunder, the 1.25 Lien Collateral Agent shall be entitled to the rights, benefits, privileges, powers and immunities afforded to it as 1.25 Lien Collateral Agent under the Indenture and the other applicable Noteholder Documents. The 1.25 Lien Collateral Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in the Security Agreement unless it has received with respect thereto written direction of the Issuer or a majority of Noteholders in accordance with the Indenture and the other applicable Noteholder Documents. Notwithstanding anything to the contrary contained herein, the 1.25 Lien Collateral Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office). The permissive rights and authorizations of the 1.25 Lien Collateral Agent hereunder shall not be construed as duties. The 1.25 Lien Collateral Agent shall be entitled to exercise its powers and duties hereunder through designees, specialists, experts or other appointees selected by it in good faith.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Trademark Security Agreement to be duly executed and delivered as of the date first above written.

1.25 Lien Collateral Agent:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

Grantor:

K. HOV IP, II, INC.

By:	/s/ Brad O’Connor
Name: Brad O’Connor
Title: Treasurer

Schedule A

United States Trademark Registrations and Applications

Federal Trademarks
Owner	Trademark	Application No. / Registration No.
K. HOV IP, II, INC.	55 NEVER LOOKED SO GOOD	4035326
K. HOV IP, II, INC.	HOME DESIGN GALLERY	3017498
K. HOV IP, II, INC.	HOVNANIAN ENTERPRISES	3782845
K. HOV IP, II, INC.	IF YOU'RE NOT 55, YOU'LL WISH YOU WERE	3564614
K. HOV IP, II, INC.	K HOVNANIAN HOMES and Design	3493815
K. HOV IP, II, INC.	K HOVNANIAN HOMES and Design	5702299
K. HOV IP, II, INC.	K. HOVNANIAN	3579682
K. HOV IP, II, INC.	KHOV	2710008
K. HOV IP, II, INC.	KHOV.COM	2544720
K. HOV IP, II, INC.	LET'S BUILD IT TOGETHER	2965030
K. HOV IP, II, INC.	LIFE. STYLE. CHOICES.	2725754
K. HOV IP, II, INC.	THE FIRST NAME IN LASTING VALUE	1418620
K. HOV IP, II, INC.	THE NAME BEHIND THE DREAM	3832465
K. HOV IP, II, INC.	MISSION EXCELLENCE	5179939
K. HOV IP, II, INC.	LOOKS and Design	7176845
K. HOV IP, II, INC.	Design	7004503